Exhibit 99.1

Co-Diagnostics, Inc. Reports Second Quarter 2023 Financial Results

Co-Dx receives grant awards from the Bill & Melinda Gates Foundation; NIH RADx® Tech to develop tests on our new Co-Dx PCR Home™ platform

SALT LAKE CITY, August 10, 2023— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the quarter ended June 30, 2023.

Second Quarter 2023 Financial Results:

●	Revenue of $0.2 million, down from $5.0 million during the prior year primarily due to the anticipated decline in global demand for the Logix Smart® COVID-19 tests
●	Operating expenses of $11.7 million increased by 42.1% from the prior year same period due to our pre-commercialization investments in our Co-Dx PCR Home platform*
●	Operating loss of $12.0 million compared to operating loss of $4.1 million a year ago
●	Net loss of $8.9 million, compared to net loss of $2.7 million in the prior year second quarter, representing EPS loss of $0.31 per fully diluted share, compared to EPS loss of $0.08 in the prior year period
●	Adjusted EBITDA loss of $9.6 million
●	Repurchased 0.4 million shares of common stock at an average price of $1.51 per share for an aggregate purchase price of approximately $0.6 million
●	Cash, cash equivalents, and marketable securities of $69.1 million as of June 30, 2023

2023 Recent Business Highlights:

●

NIH awarded the Company $1.2 million as part of the Rapid Acceleration of Diagnostics (RADx®) Tech program for completion of its upcoming upper respiratory panel on the Company’s Co-Dx PCR Home testing platform

●	The company was awarded two grants by the Bill & Melinda Gates Foundation in the amounts of $1.33 million and $987K, to support the development of TB and HPV tests, respectively
●	Signed lease and began build-out of new manufacturing facility with capacity for up to 12 lines of production; first lines expected to be operational by end of 2023
●	Received results from a recent usability and analytical study conducted by PATH, which investigated the limit-of-detection and ease-of-use of the Company’s Co-Dx PCR Home platform, running the platform’s COVID-19 assay

Dwight Egan, Co-Diagnostics’ Chief Executive Officer, said, “While sales of our COVID diagnostic kits declined as expected, we continue to strengthen our position as we seek to expand our advanced PCR technology reach beyond the four walls of the lab to the places of greatest unmet need. We remain on track for FDA submission of our new Co-Dx PCR Home platform and initial testing product by the end of this year.”

“We remain steadfast in our strategy and continue to progress toward our mission of making affordable, high-quality real-time PCR diagnostics available to all,” said Brian Brown, Co-Diagnostics’ Chief Financial Officer. “We are making notable progress toward our goals and move into the second half of this year with strong momentum.”

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 844-481-2661 (domestic) or 412-317-0652 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

*The Co-Dx PCR Home platform is subject to FDA review and is not currently for sale.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR Home™ platform and to locate genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, and one-time transaction related costs. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding (i) completion of development and FDA submission for approval of the Co-Dx PCR Home platform by end of this year and (ii) 12 lines of production with first lines expected to be operational by end of 2023. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 16, 2023, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Investor Relations Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$13,830,846	$22,973,803
Marketable investment securities	55,307,146	58,289,066
Accounts receivable, net	1,097,393	3,453,723
Inventory, net	4,691,068	5,310,473
Income taxes receivable	1,439,451	1,870,419
Prepaid expenses and other current assets	981,996	761,187
Note receivable	37,500	75,000
Total current assets	77,385,400	92,733,671
Property and equipment, net	2,795,023	2,539,483
Deferred tax asset	2,012,181	-
Operating lease right-of-use asset	3,228,774	372,115
Intangible assets, net	26,555,000	26,768,333
Investment in joint venture	824,808	672,679
Total assets	$112,801,186	$123,086,281
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,712,204	$952,296
Accrued expenses, current	1,628,765	934,447
Operating lease liability, current	772,515	297,209
Contingent consideration liabilities, current	744,172	1,689,471
Deferred revenue	257,999	-
Total current liabilities	5,115,655	3,873,423
Long-term liabilities
Income taxes payable	1,203,975	1,181,284
Deferred tax liability	-	2,417,987
Operating lease liability	2,458,072	50,708
Contingent consideration liabilities	591,107	1,042,885
Total long-term liabilities	4,253,154	4,692,864
Total liabilities	9,368,810	8,566,287
Commitments and contingencies (Note 10)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 35,348,350 shares issued and 30,788,871 shares outstanding as of June 30, 2023 and 34,754,265 shares issued and 30,872,607 shares outstanding as of December 31, 2022	35,348	34,754
Treasury stock, at cost; 4,559,479 and 3,881,658 shares held as of June 30, 2023 and December 31, 2022, respectively	(15,249,796)	(14,211,866)
Additional paid-in capital	92,810,883	88,472,935
Accumulated other comprehensive income	579,127	293,140
Accumulated earnings	25,256,815	39,931,031
Total stockholders’ equity	103,432,377	114,519,994
Total liabilities and stockholders’ equity	$112,801,186	$123,086,281

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$197,806	$5,023,226	$799,763	$27,722,270
Cost of revenue	459,095	915,432	961,336	4,197,383
Gross profit	(261,289)	4,107,794	(161,573)	23,524,887
Operating expenses
Sales and marketing	1,732,966	1,472,225	3,439,297	4,124,373
General and administrative	3,713,895	2,468,421	6,727,860	5,390,616
Research and development	5,981,043	3,889,844	10,995,103	7,661,171
Depreciation and amortization	305,246	424,342	621,256	671,606
Total operating expenses	11,733,150	8,254,832	21,783,516	17,847,766
Income (loss) from operations	(11,994,439)	(4,147,038)	(21,945,089)	5,677,121
Other income
Interest income	191,892	61,671	394,264	73,064
Realized gain on investments	411,190	-	829,272	-
(Loss) on disposition of assets	-	(48,740)	-	(142,161)
Gain on remeasurement of acquisition contingencies	359,405	812,822	1,397,077	4,192,712
Gain (loss) on equity method investment in joint venture	(125,193)	(106,525)	152,129	(127,864)
Total other income	837,294	719,228	2,772,742	3,995,751
Income (loss) before income taxes	(11,157,145)	(3,427,810)	(19,172,347)	9,672,872
Income tax provision (benefit)	(2,238,320)	(741,507)	(4,498,131)	644,580
Net income (loss)	$(8,918,825)	$(2,686,303)	$(14,674,216)	$9,028,292
Other comprehensive income (loss)
Change in net unrealized gains on marketable securities, net of tax	$107,366	$-	$285,987	$-
Total other comprehensive income	$107,366	$-	$285,987	$-
Comprehensive income (loss)	$(8,811,459)	$(2,686,303)	$(14,388,229)	$9,028,292

Earnings per common share:
Basic	$(0.31)	$(0.08)	$(0.50)	$0.28
Diluted	$(0.31)	$(0.08)	$(0.50)	$0.27
Weighted average shares outstanding:
Basic	29,088,159	32,472,251	29,284,175	32,509,664
Diluted	29,088,159	32,472,251	29,284,175	33,253,612

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net income to adjusted EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$(8,918,825)	$(2,686,303)	$(14,674,216)	$9,028,292
Interest income	(191,892)	(61,671)	(394,264)	(73,064)
Realized gain on investments	(411,190)	-	(829,272)	-
Depreciation and amortization	305,246	424,342	621,256	671,606
Transaction costs	310	47,943	310	126,171
Change in fair value of contingent consideration	(359,405)	(812,822)	(1,397,077)	(4,192,712)
Stock-based compensation expense	2,169,800	1,533,286	4,338,542	2,908,381
Income tax provision	(2,238,320)	(741,507)	(4,498,131)	644,580
Adjusted EBITDA	$(9,644,276)	$(2,296,732)	$(16,832,852)	$9,113,254